Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form F-3 No. 333-180674, as amended) of Star Bulk Carriers Corp.; and

2.	Registration Statement (Form F-3 No. 333-191135, as amended) of Star Bulk Carriers Corp.; and

3.	Registration Statement (Form S-8 No. 333-176922) of Star Bulk Carriers Corp.; and

4.	Registration Statement (Form F-3 No. 333-197886, as amended) of Star Bulk Carriers Corp.; and

5.	Registration Statement (Form F-3 No. 333-198832, as amended) of Star Bulk Carriers Corp.

of our reports dated March 22, 2016, with respect to the consolidated financial statements of Star Bulk Carriers Corp. and the effectiveness of internal control over financial reporting of Star Bulk Carriers Corp. included in this Annual Report (Form 20-F) of Star Bulk Carriers Corp. for the year ended December 31, 2015.

/s/ Ernst & Young (Hellas) Certified Auditors-Accountants S.A.

Athens, Greece

March 22, 2016